EXECUTION VERSION

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into effective as of the 29th day of January, 2014, among SOUTHCROSS ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), WELLS FARGO BANK, N.A., a national banking association, as the Administrative Agent (the “Administrative Agent”), and each of the Lenders (as defined below) that has executed this Amendment (the “Consenting Lenders”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as lenders (the “Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of November 7, 2012 (as amended prior to the Third Amendment Effective Date (as defined in Section 2 of this Amendment), the “Credit Agreement”) (unless otherwise defined herein, all terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement, as amended hereby);
WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower;
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain terms and provisions of the Credit Agreement as provided in this Amendment in order to permit the Borrower and its Subsidiaries to make certain Investments and Growth Capital Expenditures; and
WHEREAS, subject to the terms and conditions set forth herein, the Consenting Lenders have agreed to the Borrower’s request.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Consenting Lenders hereby agree as follows:
Section 1Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of each condition precedent set forth in Section 2 hereof, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date in the manner provided in this Section 1.
1.1    Deleted Definition. Section 1.02 of the Credit Agreement shall be amended by deleting in its entirety the defined term “Equity Funded Capital Expenditure Amount” contained therein.
2010706v.8 WEL554/23006
1.2    Additional Definitions. Section 1.02 of the Credit Agreement shall be amended to add thereto in alphabetical order the following defined terms:
“Additional Webb Equity Proceeds” has the meaning set forth in Section 9.23(c)(ii).
“CapEx Collateral Amount” means an amount equal to the sum of (a) the Growth CapEx Collateral Amount plus (b) the Webb CapEx Collateral Amount.
“Growth CapEx Collateral Amount” has the meaning set forth in Section 9.23(b).
“Initial Webb Equity Proceeds” has the meaning set forth in Section 9.23(c)(i)(B).
“Non-Equity-Funded Growth Capital Expenditures” means Growth Capital Expenditures other than Webb Project Growth Capital Expenditures.
“Oscar Acquisition” means the acquisition by the Borrower, any Guarantor or any Subsidiary that becomes a Guarantor contemporaneously with the consummation of such acquisition and in accordance with the provisions of Section 8.14(a) of the Oscar Assets or the Oscar Equity as further described in the Third Amendment Request, whether acquired by the Borrower or such Guarantor or Subsidiary (a) directly from the owners of Oscar Assets or the Oscar Equity, as applicable, or (b) from the General Partner and/or Southcross Holdings, as applicable, after the initial acquisition thereof by such Person or Persons.
“Oscar Assets” means certain specified natural gas pipeline assets that are intended to be acquired by the Borrower, directly or indirectly, as such assets are further described in the “Project Oscar – Overview” portion of the Third Amendment Request and otherwise as mutually agreed between the Borrower and the Administrative Agent.
“Oscar Equity” means 100% of the Equity Interests in the owner of the Oscar Assets as of the initial date such Equity Interests are acquired by the Borrower, any Guarantor, any Subsidiary that becomes a Guarantor contemporaneously with the consummation of such acquisition and in accordance with the provisions of Section 8.14(a), or the General Partner and/or Southcross Holdings, as applicable.
“Oscar Equity Proceeds” has the meaning set forth in Section 9.05(n)(iv).
“Oscar Purchase Price” has the meaning set forth in Section 9.05(n)(iii).
“Third Amendment Request” means that certain “Senior Secured Credit Facility Amendment Request – December 2013” delivered and presented to the Administrative Agent and the Lenders by the Borrower prior to the Third Amendment Effective Date.
“Third Amendment Effective Date” means January 29, 2014.
“Webb CapEx Collateral Amount” has the meaning set forth in Section 9.23(c)(ii).
“Webb Equity Proceeds” has the meaning set forth in Section 9.23(c)(ii).
“Webb Project” means that certain pipeline construction project extending the Loan Parties’ existing pipeline systems located in McMullen, County, Texas by approximately 90 miles into Webb County, Texas, Dimmit County, Texas, and LaSalle County, Texas (as further described in the Third Amendment Request), which construction project is targeted to be completed on or prior to November 1, 2014.
“Webb Project Growth Capital Expenditures” means Growth Capital Expenditures made or committed to be made from and after the Third Amendment Effective Date that are either funded with Webb Equity Proceeds or for which cash collateral has been deposited in the GP Cash Collateral Account or any other cash collateral account in accordance with the requirements of Section 9.23(c)(ii).
1.3    Amendment to Definition of Qualified Equity Securities. The definition of the term “Qualified Equity Securities” set forth in Section 1.02 of the Credit Agreement shall be amended by amending and restating the first parenthetical contained therein as follows:
(other than Disqualified Capital Stock and Equity Interests the net cash proceeds of which constitute Oscar Equity Proceeds or Webb Equity Proceeds)
1.4    Amendment to Definition of Subsequent Equity Amount. The definition of “Subsequent Equity Amount” by amending and restating clause (a)(ii) thereof in its entirety as follows:
(ii)    the CapEx Collateral Amount; and
1.5    Amendment to Mandatory Prepayment Provision. Clause (iv) of subsection 3.04(b) of the Credit Agreement shall be amended and restated as follows:
(iv)    (A) On each Required Equity Contribution Date contemporaneously with the consummation of the relevant Required Equity Contribution, 100% of the Required Equity Proceeds with respect to such Required Equity Contribution shall be applied by the Borrower as a mandatory prepayment, (B) on any date that the Borrower receives Oscar Equity Proceeds, 100% of such Oscar Equity Proceeds shall be applied by the Borrower as a mandatory prepayment, and (C) on any date that the Borrower receives Webb Equity Proceeds, 100% of such Webb Equity Proceeds shall be applied by the Borrower as a mandatory prepayment, in each case in accordance with the requirements of Section 3.04(b)(v).
1.6    Amendment to Consolidated Total Leverage Ratio Covenant. Section 9.01 shall be amended by amending and restating the provisos set forth at the end of clause (a)(i) thereof in their entirety as follows:
provided, that if on or prior to March 31, 2014 the Borrower has both (1) received net cash proceeds from the issuance of Equity Interests satisfying the conditions set forth in Sections 9.05(n)(iv) and 9.23(c)(i)(B), and (2) initiated construction of the Webb Project in accordance with the terms and conditions of this Agreement, then the “Maximum Adjusted Consolidated Total Leverage Ratio” set forth in the grid contained in clause (a)(i)(B) above for the Rolling Period ending on March 31, 2014 shall be deemed decreased to 5.75 to 1.00; provided, further, that upon the Borrower closing a Material Acquisition or the Oscar Acquisition after the Borrower’s exercise of the Target Leverage Option, the Borrower may elect (by delivering written notice of such election to the Administrative Agent on the closing date of such Material Acquisition or the Oscar Acquisition, as applicable) for the Rolling Period ending on the last day of the fiscal quarter in which such acquisition occurs and for the immediately following two Rolling Periods to increase the maximum Consolidated Total Leverage Ratio that is permitted to 5.00 to 1.00; provided, further, that the Borrower is not permitted to make more than one such election in any period of four consecutive fiscal quarters.
1.7    Amendments to Investments, Loans, and Advances Covenant. Section 9.05 of the Credit Agreement shall be amended by (a) deleting the word “and” at the end of clause “(m)” thereof, (b) re-lettering clause “(n)” thereof as clause “(o)”, and (c) inserting the following new clause “(n)”:
(n)    the Oscar Acquisition; provided that each of the following conditions is satisfied:
(i)    each of the conditions set forth in clauses (a), (c)(ii) and (f) of the definition of the term “Permitted Acquisition” shall have been satisfied with respect to the Oscar Acquisition;
(ii)    any purchase or other acquisition agreement (including, without limitation, any such agreement entered into between the owners of the Oscar Assets or the Oscar Equity, as sellers, and the Borrower, any Guarantor, any Subsidiary that becomes a Guarantor contemporaneously with the consummation of such acquisition and in accordance with the provisions of Section 8.14(a), or the General Partner and/or Southcross Holdings, as purchasers) and all other material agreements relating to the Oscar Acquisition and/or the Oscar Assets shall be in form and substance reasonably satisfactory to the Administrative Agent, and fully executed and assembled copies of each such agreement shall have been delivered to the Administrative Agent;
(iii)    the aggregate consideration paid by the Borrower, any Guarantor, any Subsidiary that becomes a Guarantor contemporaneously with the consummation of such acquisition and in accordance with the provisions of Section 8.14(a), the General Partner and/or Southcross Holdings for the Oscar Acquisition does not exceed an amount equal to the sum of (A) $40,000,000 plus (B) the aggregate amount of all reasonable and documented out-of-pocket fees and expenses that are incurred by the General Partner, Southcross Holdings and/or the Loan Parties in connection with the acquisition by such Persons of the Oscar Assets or the Oscar Equity, as applicable (provided that such fees and expenses shall not exceed $3,000,000 in the aggregate) (the “Oscar Purchase Price”);
(iv)    the Borrower shall have expressly designated, in one or more written notices delivered to the Administrative Agent concurrently with any issuance of Equity Interests in the Borrower consummated after the Third Amendment Effective Date, net cash proceeds (other than Webb Equity Proceeds and Subsequent Equity Proceeds) received by the Borrower from such issuances in a minimum aggregate amount equal to the greater of (A) $40,000,000 and (B) the Oscar Purchase Price, for the sole purpose of funding the Oscar Acquisition (any proceeds so designated, “Oscar Equity Proceeds”), which Oscar Equity Proceeds (1) shall not be designated by the Borrower for any other purpose, including, without limitation, for funding Webb Project Growth Capital Expenditures in accordance with Section 9.23(c)(i)(B) or (c)(ii), and (2) shall not satisfy, in whole or in part, Borrower’s obligation to consummate the Subsequent Equity Contribution pursuant to Section 8.20(b);
(v)    concurrently with any issuance of Equity Interests in the Borrower the net cash proceeds of which are designated as Oscar Equity Proceeds in accordance with clause (n)(iv) of this Section, the Borrower shall have furnished the Administrative Agent with (A) written notice informing the Administrative Agent that such issuance has been completed and confirming the amount of net cash proceeds thereof that have been designated as Oscar Equity Proceeds, (B) a certificate of a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying as to the aggregate amount of net cash proceeds received by or on behalf of the Borrower in connection with such issuance, (C) fully executed and assembled copies of the material agreements and documents governing such issuance, and (D) such other information, documents or agreements relating to such issuance as the Administrative Agent may reasonably request;
(vi)    100% of any Oscar Equity Proceeds shall have been applied as prepayments in accordance with Section 3.04(b)(iv)(B);
(vii)    the Oscar Acquisition shall have been consummated on or prior to March 31, 2014; and
(viii)    the Borrower shall deliver such title and other information with respect to the Oscar Assets as required under and prior to the deadlines set forth in Section 8.13.
1.8    Amendments to Capital Expenditures Covenant. Section 9.23 of the Credit Agreement shall be amended and restated in its entirety as follows:
Section 9.23    Limitation on Capital Expenditures. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly make or commit to make any Capital Expenditure prior to the date on which the Borrower exercises the Target Leverage Option except:
(a)    Maintenance Capital Expenditures;
(b)    Non-Equity-Funded Growth Capital Expenditures; provided, that, after giving effect to any such Non-Equity-Funded Growth Capital Expenditure the aggregate amount of Non-Equity-Funded Growth Capital Expenditures made or committed to be made (measured as of the date that each such Non-Equity-Funded Growth Capital Expenditure is made or committed to be made) during (i) the period commencing on April 1, 2013 and ending on December 31, 2013 does not exceed $26,000,000, and (ii) the period commencing on January 1, 2014 and ending on June 30, 2015 does not exceed an amount equal to the sum of (A) $24,000,000 plus (B) the difference of (1) $1,000,000 minus (2) the amount of Non-Equity-Funded Growth Capital Expenditures actually made in excess of $25,000,000 during the period commencing on April 1, 2013 and ending on December 31, 2013; provided, however, that the Borrower may make or commit to make (or permit any Subsidiary to make or commit to make) incremental Non-Equity-Funded Growth Capital Expenditures in excess of such amounts in either such period up to a maximum aggregate additional amount of $3,000,000 for each such period calculated separately solely to the extent that the Borrower causes the General Partner and/or Southcross Holdings to deposit funds in an aggregate dollar amount equal to the excess of (x) the aggregate amount of Non-Equity-Funded Capital Expenditures for such period over (y) the amount of Non-Equity-Funded Capital Expenditures permitted pursuant to clause (i) or (ii) above, as applicable (the aggregate dollar amount of all funds so deposited being referred to herein as the “Growth CapEx Collateral Amount”), into the GP Cash Collateral Account prior to the time that such excess Non-Equity-Funded Growth Capital Expenditures are made or committed to be made and, in any case, on or prior to the final Subsequent Equity Contribution Date (which Growth CapEx Collateral Amount shall be above and in addition to the amount on deposit in the GP Cash Collateral Account on such date and shall not be netted or credited against any other amounts required or permitted to be deposited or maintained in the GP Cash Collateral Account pursuant to Section 9.01(e)(ii), Section 9.23(c)(ii) or any other terms or conditions of this Agreement or any other Loan Document); and
(c)    Webb Project Growth Capital Expenditures, so long as each of the following conditions is satisfied:
(i)    prior to the Borrower initiating construction of the Webb Project:
(A)    Borrower shall have entered one or more enforceable minimum revenue contracts with a producer or producers approved by the Administrative Agent (such approval not to be unreasonably withheld) providing for aggregate minimum throughput volumes in the first 12 months of operation of the Webb Project of at least 40,000 MMBtu/d; and
(B)    the Borrower shall have expressly designated, in one or more written notices delivered to the Administrative Agent concurrently with any issuance of Equity Interests in the Borrower consummated after the Third Amendment Effective Date, net cash proceeds (other than Oscar Equity Proceeds and Subsequent Equity Proceeds) received by the Borrower from such issuances in a minimum aggregate amount of $60,000,000, for the sole purpose of funding Webb Project Growth Capital Expenditures (the initial $60,000,000 of any proceeds designated for such purpose, “Initial Webb Equity Proceeds”), which Initial Webb Equity Proceeds (A) shall not be designated by the Borrower for any other purpose, including, without limitation, for funding the Oscar Acquisition in accordance with Section 9.05(n)(iv), and (B) shall not satisfy, in whole or in part, Borrower’s obligation to consummate the Subsequent Equity Contribution pursuant to Section 8.20(b); and
(C)    100% of such Initial Webb Equity Proceeds shall have been applied as prepayments in accordance with Section 3.04(b)(iv)(C);
(ii)    the aggregate amount of Webb Project Growth Capital Expenditures made during the term of this Agreement (measured as of the date that each such Webb Project Growth Capital Expenditure is made) shall not exceed the aggregate dollar amount of prepayments made pursuant to Section 3.04(b)(iv)(C) on or prior to the date that such Webb Project Growth Capital Expenditure is made; provided that the Borrower may expressly designate, in one or more written notices delivered concurrently with any issuance of Equity Interests in the Borrower consummated after the Third Amendment Effective Date, net cash proceeds (other than Oscar Equity Proceeds and Subsequent Equity Proceeds) received by the Borrower from such issuances for the sole purpose of funding Webb Project Growth Capital Expenditures (any such proceeds in excess of $60,000,000 designated for such purpose, “Additional Webb Equity Proceeds” and collectively with Initial Webb Equity Proceeds, “Webb Equity Proceeds”), which Additional Webb Equity Proceeds (A) shall not be designated by the Borrower for any other purpose, including, without limitation, for funding the Oscar Acquisition in accordance with Section 9.05(n)(iv), and (B) shall not satisfy, in whole or in part, Borrower’s obligation to consummate the Subsequent Equity Contribution pursuant to Section 8.20(b); provided, further, that, subject to Section 9.23(c)(i)(B), the Borrower may make or commit to make (or permit any Subsidiary to make or commit to make) incremental Webb Project Growth Capital Expenditures in an aggregate dollar amount equal to the excess of (x) the aggregate amount of Webb Project Growth Capital Expenditures made or committed to be made on or after the Third Amendment Effective Date over (y) the aggregate amount of Webb Equity Proceeds applied as prepayments pursuant to Section 3.04(b)(iv)(C) on or after the Third Amendment Effective Date (such excess amount, the “Webb CapEx Collateral Amount”) to the extent that the Borrower causes the General Partner and/or Southcross Holdings to deposit funds in an aggregate amount (including amounts previously deposited pursuant to this proviso) not less than the Webb Capex Collateral Amount into (1) the GP Cash Collateral Account prior to the final Subsequent Equity Contribution Date or (2) the GP Cash Collateral Account or any other cash collateral account after the final Subsequent Equity Contribution Date and on or prior to November 30, 2014 if the GP Cash Collateral Account or such other account, as applicable, is subject to a first priority perfected security interest and control arrangements reasonably satisfactory to the Administrative Agent, and including terms providing for the release of such security and such funds within a reasonable time after such date as the Consolidated Total Leverage Ratio for the most recently ended Rolling Period is less than or equal to 4.50 to 1.00, and in any case prior to the time that such incremental Webb Project Growth Capital Expenditures are made or committed to be made (which Webb CapEx Collateral Amount shall be above and in addition to the amount otherwise on deposit in the GP Cash Collateral Account at such time and shall not be netted or credited against any other amounts required or permitted to be deposited or maintained in the GP Cash Collateral Account pursuant to Section 9.01(e)(ii), Section 9.23(b) or any other terms or conditions of this Agreement or any other Loan Document);
(iii)    concurrently with any issuance of Equity Interests in the Borrower the net cash proceeds of which are designated as Webb Equity Proceeds in accordance with clauses (c)(i)(B) or (c)(ii) of this Section, the Borrower shall have furnished the Administrative Agent with (A) written notice informing the Administrative Agent that such issuance has been completed and confirming the amount of net cash proceeds thereof that have been designated as Webb Equity Proceeds, (B) a certificate of a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying as to the aggregate amount of net cash proceeds received by or on behalf of the Borrower in connection with such issuance, (C) fully executed and assembled copies of the material agreements and documents governing such issuance, and (D) such other information, documents or agreements relating to such issuance as the Administrative Agent may reasonably request;
(iv)    no Default or Event of Default exists at the time of or would result from making any such Webb Project Growth Capital Expenditure; and
(v)    before and immediately after giving effect to any such Webb Project Growth Capital Expenditure, the Borrower shall be in pro forma compliance with the covenants set forth in Section 9.01 (calculated in a manner reasonably satisfactory to the Administrative Agent).
SECTION 2    Conditions Precedent. This Amendment will be effective as of the date that each of the following conditions precedent has been satisfied (such date, the “Third Amendment Effective Date”):
2.1    Closing Deliveries. Administrative Agent shall have received each of the following documents, instruments, and agreements, each of which shall be in form and substance and executed in such counterparts (if applicable) as shall be acceptable to Administrative Agent and each of which shall, unless otherwise indicated, be dated as of the Third Amendment Effective Date:
(a)    counterparts hereof duly executed by the Borrower and Consenting Lenders that are sufficient to constitute the Required Lenders and consent and agreement counterparts hereof duly executed by the other Loan Parties;
(b)    a schedule of Capital Expenditure projects for the fiscal year ending December 31, 2013, which schedule shall compare amounts initially budgeted for such projects as of the First Amendment Effective Date against actual Capital Expenditures made or committed to be made, including any Capital Expenditures initially budgeted for the fiscal year ending December 31, 2014 that are intended to be accelerated into the fiscal year ended December 31, 2013;
(c)    a budget of Capital Expenditure projects for the fiscal year ending December 31, 2014, and
(d)    such other documents, instruments and certificates as the Administrative Agent or its counsel may reasonably request relating to the foregoing, the organization, existence and good standing of the General Partner and each of the Loan Parties, the authorization of this Amendment and the transactions contemplated hereby, and any other legal matters relating to the General Partner, the Loan Parties and this Amendment.
2.2    Fees and Expenses. The Borrower shall have paid to the Administrative Agent all fees due and owing to the Administrative Agent or the Consenting Lenders in connection with this Amendment including, without limitation, all reasonable fees and expenses incurred by the Administrative Agent (including, without limitation, fees and expenses of counsel to the Administrative Agent) in the preparation, execution, review and negotiation of this Amendment and any other related documents for which the Borrower shall have been invoiced by the Administrative Agent on or before the Third Amendment Effective Date.
2.3    Absence of Defaults. No Default or Event of Default shall have occurred which is continuing.
2.4    Representations and Warranties. Each representation and warranty contained in Section 3 hereof shall be true and correct in all material respects.
2.5    Other Documents. The Administrative Agent shall have been provided with such documents, instruments, and agreements, and the Borrower and the other Loan Parties shall have taken such actions, in each case as the Administrative Agent may reasonably require in connection with this Amendment and the transactions contemplated hereby.
SECTION 3    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
3.1    Accuracy of Representations and Warranties. Each representation and warranty of each Loan Party contained in the Loan Documents is true and correct in all material respects as of the date hereof (except that (i) to the extent that any such representation and warranty is expressly limited to an earlier date, in which case, on the date hereof, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representations and warranties are qualified by materiality, such representations and warranties shall continue to be true and correct in all respects).
3.2    Due Authorization, No Conflicts. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s limited partnership powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings with the SEC required under applicable law) and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrower or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of the Borrower or any of its Subsidiaries.
3.3    Validity and Binding Effect. This Amendment constitutes the valid and binding obligations of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.
3.4    Absence of Defaults. No Default or Event of Default has occurred which is continuing.
3.5    No Defense. The Borrower has no defenses to (a) payment, counterclaims or rights of set-off with respect to the Secured Obligations on the date hereof or (b) the validity, enforceability or binding effect against the Borrower of the Credit Agreement or any of the other Loan Documents or any Liens intended to be created thereby.
3.6    Review and Construction of Documents. The Borrower (%3) has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (%3) has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained in this Amendment, and (%3) has executed this Amendment of its own free will and volition. Furthermore, the Borrower acknowledges that (%4) this Amendment shall be construed as if jointly drafted by the Borrower and the Lenders, and (%4) the recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.
SECTION 4    Miscellaneous.
4.1    Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The Borrower hereby extends the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agrees that the amendments and modifications herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof.
4.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
4.3    Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until this Amendment has been executed by the Borrower and the Required Lenders, and the consent and agreement counterparts have been executed by the other Loan Parties, at which time this Amendment shall be binding on, enforceable against and inure to the benefit of the Borrower and all Lenders. Facsimiles or other electronic copies (e.g., .pdf) shall be effective as originals.
4.4    COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
4.5    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
4.6    No Implied Waivers. No failure or delay on the part of the Administrative Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
4.7    Arms-Length/Good Faith. This Amendment has been negotiated at arms-length and in good faith by the parties hereto.
4.8    Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9    Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
4.10    Loan Documents. The Loan Parties acknowledge and agree that this Amendment is a Loan Document.
4.11    Further Assurances. The Borrower agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by the Lenders as necessary or advisable to carry out the intents and purposes of this Amendment.
4.12    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TEXAS.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

THE BORROWER:	SOUTHCROSS ENERGY PARTNERS, L.P.

By:	Southcross Energy Partners GP, LLC, its general partner

By: /s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

The undersigned (i) consent and agree to this Amendment, and (ii) agree that the Loan Documents to which it is a party (including, without limitation, the Second Amended and Restated Guaranty and Collateral Agreement dated as of November 7, 2012, as applicable) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.
CONSENTED, ACKNOWLEDGED AND AGREED TO BY:

SOUTHCROSS ENERGY OPERATING, LLC
SOUTHCROSS ENERGY LP LLC
SOUTHCROSS ENERGY GP LLC
SOUTHCROSS DELTA PIPELINE LLC
SOUTHCROSS PROCESSING LLC
SOUTHCROSS ALABAMA PIPELINE LLC

By:    /s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

SOUTHCROSS CCNG GATHERING LTD.
SOUTHCROSS CCNG TRANSMISSION LTD.
SOUTHCROSS GULF COAST TRANSMISSION
LTD.
SOUTHCROSS MISSISSIPPI PIPELINE, L.P.
SOUTHCROSS MISSISSIPPI GATHERING, L.P.
SOUTHCROSS ALABAMA GATHERING
SYSTEM, L.P.
SOUTHCROSS MIDSTREAM SERVICES, L.P.
SOUTHCROSS MARKETING COMPANY LTD.
SOUTHCROSS NGL PIPELINE LTD.
SOUTHCROSS GATHERING LTD.
SOUTHCROSS MISSISSIPPI INDUSTRIAL
GAS SALES, L.P.

By:    Southcross Energy GP LLC,
as general partner

By:    /s/ David W. Biegler
David W. Biegler
Chairman and Chief Executive Officer

THE ADMINISTRATIVE AGENT

AND A LENDER:	WELLS FARGO BANK, N.A., as the Administrative Agent and a Lender

By: /s/ Andrew Ostrov
Andrew Ostrov
Director

LENDER:	CITIBANK, N.A., as a Lender

By:    /s/ Thomas Benavides
Name:      Thomas Benavides
Title: Senior Vice President

LENDER:	SUNTRUST BANK, as a Lender

By:
Name:
Title:

LENDER:	BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

LENDER:	COMPASS BANK, as a Lender

By:    /s/ Umar Hassan
Name:      Umar Hassan
Title: Vice President

LENDER:	AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Jill McSorley
Name:      Jill MCSorley
Title: Senior Vice President

LENDER:	ROYAL BANK OF CANADA, as a Lender

By:    /s/ Jay T. Sartain
Name:      Jay T. Sartain
Title: Authorized Signatory

LENDER:	COMERICA BANK, as a Lender

By:
Name:
Title:

LENDER:	MIDFIRST BANK, as a Lender

By:
Name:
Title:

LENDER:	RAYMOND JAMES BANK, N.A., as a Lender

By:    /s/ Mark Moody
Name:      Mark Moody
Title: Executive Vice President